EXHIBIT 5.1

                                STEPHEN E ROUNDS
                                 Attorney at Law

4635 EAST EIGHTEENTH AVENUE                            TELEPHONE (303) 377-6997
DENVER COLORADO 80220 USA                              FACSIMILE (303) 377-0231

                                  June 29, 1998


U.S. Energy Corp.
877 North 8th West
Riverton, Wyoming 82501

Re:     Registration Statement on Form S-1

Gentlemen:

        U.S. Energy Corp. ("Company") proposes to file a registration statement for the offer and sale, to the public, of 662,987 shares of issued and outstanding Common Stock, of which 546,365 shares are held by four Canadian investment funds, 112,530 shares will be issued to one of such funds when the registration statement is declared effective, and 4,092 shares are held by 23 employees of the Company. Hereafter, the funds and the employees are collectively referred to as the "Selling Shareholders." My opinion and consent is required in connection with such registration filing.

                                      Documents Reviewed

        I have examined originals, certified copies or other copies identified to my satisfaction, of the following:

        1. Restated Articles of Incorporation, and Amendment to Restated Articles of Incorporation, of the Company.

        2.    Bylaws of the Company.

        3.    All exhibits listed in Part II of the registration statement.

        4. The Company's registration statement on Form S-1, with which this opinion is filed as an exhibit.

        5. Minutes of proceedings of the Company board of directors for the last four fiscal years, and from May 31, 1998 to the date hereof.



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U.S. Energy Corp.
June 29, 1998
Page -2-

        I have also consulted with officers and representatives of the Company, and received representations and assurances concerning the exhibits described in paragraph 3 and the registration statement described in paragraph 4, as I have deemed advisable or necessary under the circumstances. Although I have not undertaken independent verification of the matters covered by this paragraph, I have no reason to believe that the representations and assurances received are materially inaccurate or false.

                                     Opinion

        Subject to compliance with applicable state securities laws, and to declaration of effectiveness of the Company's Form S-1 registration statement, and based on my review of the documents listed above, it is my opinion that the shares of Common Stock to be offered and sold by the Selling Shareholders named in the registration statement are duly and validly issued, fully paid and non-assessable common shares of the Company.

        My opinion assumes that the Selling Shareholders deliver copies of the definitive prospectus to each purchaser of the registered securities, in accordance with the Securities Act of 1933, as amended, and applicable rules of the Securities and Exchange Commission.


                                             Yours Sincerely,

                                               s/ Stephen E.  Rounds